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Exhibit 10.22

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION dated as of October 11, 2013 (this "Agreement") among OCCIDENTAL DEVELOPMENT GROUP, INC., a Nevada corporation ("OXDG") and BALLPARK INVESTMENTS, LLC., a Florida corporation (the "Company"), and the sole stockholder of the Company, Steven Levenson  (the "Stockholder").

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Stockholder will exchange 100 shares of common stock of the Company, constituting 100% of the issued and outstanding shares of the Company's common stock, for consideration as follows (the “Exchange”):

1.

at the Effective Time (as defined below in Section 1.02), OXDG will assume all rights and obligations of the Company,

2.

In consideration of the escrow shares issued to the Stockholder under terms of the Performance Based Share Issuance Agreement executed between the Stockholder and OXDG dated August 15, 2013, the Stockholder will exchange their full interest in the Company for $1.00, payment of which is acknowledged by the parties.

As a result of the Exchange OXDG will thus acquire 100% of the issued and outstanding securities of the Company, making OXDG the sole stockholder of the Company.

WHEREAS, for federal income tax purposes, the Exchange is intended to qualify as a reorganization under the provisions of section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, OXDG, the Company and Stockholder hereby agree as follows:

ARTICLE I:  THE EXCHANGE.

SECTION 1.01. The Exchange. Upon the terms and subject to the conditions set forth in Article VII, at the Effective Time (as defined below in Section 1.02), as a result of the Exchange, OXDG will become the sole shareholder of the Company.

SECTION 1.02. Effective Time; Closing. As promptly as practicable and in no event later than the fifth business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Exchange to be consummated by Stockholder delivering to the Trustee, or its representatives, the certificates representing 100% of the outstanding Company Securities (as defined below in Section 2.01 (c)), duly endorsed (or with duly executed stock powers) so as to make OXDG the sole owner thereof free and clear of all claims and encumbrances except as specifically assumed by OXDG. The term "Effective Time" means the date and time of the Closing (or such later time as may be agreed in writing by each of the parties

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hereto) to be held at the offices of OXDG, Beverly Hills California (or such other place as the parties may agree).

SECTION 1.03. Effect of the Exchange. At the Effective Time, the effect of the Exchange shall be that OXDG will become the 100% controlling shareholder of the Company.

ARTICLE II:  DELIVERY OF SECURITIES; EXCHANGE OF CERTIFICATES.

SECTION 2.01.  Delivery of Securities.  At the Effective Time, by virtue of OXDG’s payment of $1.00 to the Stockholder, the Company will deliver to OXDG 100% of all outstanding shares of capital stock of the Company (the “Shares” or "Company Securities") issued and outstanding immediately prior to the Effective Time.

SECTION 2.02.  Exchange of Certificates.

(a)

At the Closing, the Stockholder shall deliver to OXDG all certificates representing Company Securities (the "Certificates") delivered to it (together with any stock transfer tax stamps required by reason of the payment of the Exchange Consideration to a person other than the registered holder of the Certificate surrendered), together with such other customary documents as may reasonably be required by OXDG.

SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company.

From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law.

ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in this Agreement and disclosed in Exhibit A, the Company and the Stockholder hereby jointly and severally represent and warrant to OXDG that:

SECTION 3.01. Organization and Qualification; Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company has no subsidiaries. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change in or effect on the business of the Company that is materially adverse to the financial condition or results of operations of the Company, except for any such changes or effects resulting from or arising in connection with (i) this Agreement or the transactions contemplated

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by this Agreement or the announcement hereof, (ii) any changes in economic, regulatory or political conditions or (iii) any issue or condition otherwise known to OXDG prior to the date of this Agreement.

SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore made available to OXDG a complete and correct copy of the Certificate of Incorporation and the By-Laws of the Company. Such Certificate of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

SECTION 3.03. Capitalization. Except as indicated on Exhibit A, (i) all Company Securities will be issued and outstanding and will be validly issued, fully paid and non-assessable and (ii) there are no outstanding options or warrants to purchase Company Securities no shares are reserved for future issuance pursuant to any such options or warrants. All shares of Company Securities subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Securities. There are no material outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Exchange and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Exchange and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Exchange and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by OXDG, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

SECTION 3.05. No Conflict; Required Filings and Consents.

(a)

Except as described on Exhibit A, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, to the best knowledge of the Company after inquiry, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause

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(iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b)

Except as described on Exhibit A, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for applicable requirements, if any, of provincial securities or "blue sky" laws ("Blue Sky Laws"), provincial takeover laws, the filing and recordation of appropriate Exchange documents as required under the laws of its jurisdiction of organization and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

SECTION 3.06. Absence of Certain Changes or Events. Since the date of its organization, except as contemplated by or as disclosed in this Agreement, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any material change by the Company in its accounting methods, principles or practices, (b) any declaration, setting aside or payment of any dividend or distribution in respect of the Common Stock or any redemption, purchase or other acquisition of any of the Company's securities or (c) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company, except in the ordinary course of business.

SECTION 3.07. Absence of Litigation. Except as set forth on Exhibit A, as of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any court, arbitrator or governmental entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or (ii) seeks to delay or prevent the consummation of any other material transaction contemplated by this Agreement.

As of the date of this Agreement, neither the Company nor any property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any governmental entity, or any order, writ, judgment, injunction, decree, determination or award of any governmental entity or arbitrator having, individually or in the aggregate, a material adverse effect on the Company.

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SECTION 3.08. Contracts.

(a)

The Company has furnished to OXDG the following written contracts and agreements of the Company (such contracts and agreements being "Material Contracts"):  (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company that in each case involves annual payment in excess of US$5,000;  (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion and market research agreements involving annual payments in excess of US$5,000, to which the Company is a party or any other material contract that compensates any person other than employees based on any sales by the Company;  (iii) all leases and subleases of real property;  (iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of the Company;  (v) all contracts and agreements involving annual payments in excess of $1,000 with any Governmental Entity to which the Company is a party; and  (vi) any other material agreement of the Company which is terminable upon or prohibits a change of ownership or control of the Company.

(b)

Each Material Contract: (i) is valid and binding on the Company and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. The Company is not in material breach of, or material default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or material default thereunder.

SECTION 3.9. Taxes. Except as for such matters that could not reasonably be expected to have a Company Material Adverse Effect,

(a)

the Company has timely filed or will timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company,

(b)

all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid,

(c)

as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company, and

(d)

the Company has provided adequate reserves in its financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any returns.

As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp,

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transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

SECTION 3.10. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

SECTION 3.11. Financial Statements. Since the date of the last of the Financial Statements there have been no expenditures or purchases except in the ordinary course of business; and there have been no claims made against the Company, its principals or its assets.

SECTION 3.12. Business. The Company is a engaged in the development of real estate assets (the “Business”) and has title free and clear of all liens, charges and liabilities to all assets used in the Business and has no liabilities other than those stated in the Financial Statements and those incurred in the ordinary course of business since the date of the last of the Financial Statements.

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF OXDG

Except as set forth in this Agreement and disclosed in Exhibit B, OXDG hereby represents and warrants to the Company that:

SECTION 4.01. Organization and Qualification; Subsidiaries. OXDG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, authority and governmental approvals have not had, and could not reasonably be expected to have, individually or in the aggregate, a OXDG Material Adverse Effect (as defined below).  OXDG is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a OXDG Material Adverse Effect. The term "OXDG Material Adverse Effect" means any change in or effect on the business of OXDG that is materially adverse to the financial condition or results of operations of OXDG, except for any such changes or effects resulting from or in connection with (i) this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any changes in economic, regulatory or political conditions or (iii) any issue or condition otherwise known to the Company prior to the date of this Agreement.

SECTION 4.02. Certificate of Incorporation and By-Laws. OXDG has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and the By-Laws of OXDG.

Such Certificate of Incorporation and By-Laws are in full force and effect.

OXDG is not violation of any of the provisions of its Certificate of Incorporation or By-Laws.

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SECTION 4.03. Capitalization. The authorized capital stock of OXDG consists of (a) 80,000,000 shares of OXDG Common Stock, at par value $0.001, and (b) 5,000,000 shares of preferred stock. All shares of OXDG Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

The escrow shares of OXDG restricted Common Stock issued to the Stockholder under the terms of the collateral Performance Based Share Issuance Agreement dated August 15, 2013 and as a pre-condition to the Exchange are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the OXDG's Certificate of Incorporation or By-Laws or any agreement to which the OXDG is a party or is bound.

SECTION 4.04. Authority Relative to This Agreement. OXDG has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Exchange and the other transactions contemplated by this Agreement, subject to the rules promulgated under the Exchange Act. The execution and delivery of this Agreement by OXDG and the consummation by OXDG of the Exchange and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of OXDG are necessary to authorize this Agreement or to consummate the Exchange and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by OXDG and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of OXDG, enforceable against OXDG in accordance with its terms.

SECTION 4.05. No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement by OXDG does not, and the performance of this Agreement by OXDG will not,

(i)

conflict with or violate the Certificate of Incorporation or By-laws of OXDG,

(ii)

assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to OXDG or by which any property or asset of OXDG is bound or affected, or

(iii)

result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of OXDG pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a OXDG Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b)

The execution and delivery of this Agreement by OXDG does not, and the performance of this Agreement by OXDG will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for

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applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the Securities Act, the OTC, state takeover laws, the filing and recordation of appropriate Exchange documents as required under the laws of its jurisdiction of organization and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a OXDG Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

SECTION 4.06. Absence of Certain Changes or Events. Except as contemplated by or as disclosed in this Agreement, OXDG has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been

(a)

any OXDG Material Adverse Effect,

(b)

any material change by OXDG in its accounting methods, principles or practices,

(c)

any declaration, setting aside or payment of any dividend or distribution in respect of the Shares or any redemption, purchase or other acquisition of any of OXDG' securities or

(d)

any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of OXDG, except in the ordinary course of business consistent with past practice.

SECTION 4.07. Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of OXDG, threatened against OXDG, or any property or asset of OXDG, before any court, arbitrator or Governmental Entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a OXDG Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Exchange or any other material transaction contemplated by this Agreement.

As of the date of this Agreement, neither OXDG nor any property or asset of OXDG is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of OXDG, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having, individually or in the aggregate, a OXDG Material Adverse Effect.

SECTION 4.08. Taxes. Except for such matters that would not have a OXDG Material Adverse Effect, (a) OXDG has timely filed or will timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of OXDG, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, (c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against OXDG and (d) OXDG has provided adequate reserves in its financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any returns.

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SECTION 4.9. Accounting and Tax Matters. To the knowledge of OXDG Resources, neither OXDG nor any of its affiliates has taken or agreed to take any action that would prevent the Exchange from constituting a transaction qualifying under Section 368(a) of the Code. OXDG is not aware of any agreement, plan or other circumstance that would prevent the Exchange from qualifying under Section 368(a) of the Code.

SECTION 4.10. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of OXDG.

ARTICLE V:  CONDUCT OF BUSINESSES PENDING THE EXCHANGE

SECTION 5.01. Conduct of Business by the Company Pending the Exchange.  The Company agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, unless OXDG shall otherwise consent in writing:

(a)

the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

(b)

the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations.

By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of OXDG:

(a)

amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

(b)

issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any material assets of the Company;

(c)

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d)

reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e)

(i) acquire (including, without limitation, by Exchange, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;  (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice;  (iii) enter into any

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contract or agreement material to the business, results of operations or financial condition of the Company; or  (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(e);

(f)

increase the compensation payable or to become payable to its employees, or enter into any employment or severance agreement with, any director or employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or employee; or

(g)

take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.

SECTION 5.02. Conduct of Business by OXDG. OXDG agrees that, except as contemplated by this Agreement, OXDG shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company:

(a)

amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

(b)

issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of OXDG, or (ii) any material assets of OXDG;

(c)

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d)

reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e)

(i) acquire (including, without limitation, by Exchange, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;  (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice;  (iii) enter into any contract or agreement material to the business, results of operations or financial condition of OXDG; or  (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(e);

(f)

increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of OXDG, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; or

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(g)

take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.

ARTICLE VI:  ADDITIONAL AGREEMENTS

SECTION 6.01. Filing of Form 8-K or 10Q. Not later than four business days after the execution of this Agreement, OXDG will procure the prompt preparation and file with the Securities and Exchange Commission appropriate notice describing this Agreement on Form 8-K, or by reference on Form 10Q and otherwise comply with the provisions of the Exchange Act.

SECTION 6.02. Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which OXDG or the Company is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, OXDG and the Company shall: (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party as the other party or its Representatives may reasonably request.

SECTION 6.03. Obligations of OXDG.   OXDG shall take all action necessary to cause the OXDG to perform its obligations under this Agreement and to consummate the Exchange on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.04. Obligations of the Company. The Company shall take all action necessary to cause the Company to perform its obligations under this Agreement and to consummate the Exchange on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.05. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Exchange and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by OXDG or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Exchange and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Exchange and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws and (B) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

SECTION 6.06. Plan of Exchange. This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations

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promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Exchange to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Exchange from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither OXDG nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Exchange to fail to qualify as a reorganization under section 368(a) of the Code.

SECTION 6.07. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of OXDG and the Company.

SECTION 6.08. Restricted Stock. The Stockholder acknowledges that all OXDG shares issued in consideration of the acquisition of the Company will be restricted stock bearing a restrictive legend and there is no obligation on OXDG to register the shares for resale by the Stockholder. Stockholder acknowledges it will obtain legal advice prior to sale of any OXDG shares.

ARTICLE VII:  CONDITIONS TO THE EXCHANGE

SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, OXDG and Stockholder to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a)

this Agreement and the issuance of the Exchange Consideration pursuant to the terms of the Exchange, as the case may be, contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the board of directors of OXDG in accordance with the laws of the State of Nevada;

(b)

no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States or Canada shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Exchange illegal or otherwise prohibiting consummation of the Exchange; and

(c)

all consents, approvals and authorizations legally required to be obtained to consummate the Exchange shall have been obtained from and made with all Governmental Entities.

SECTION 7.02. Conditions to the Obligations of OXDG . The obligations of OXDG to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)

to the best of the Company's knowledge and belief, each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where failure to be so true and correct would not have a Company Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where failure to be so true and correct would not have a Company Material Adverse Effect, and OXDG shall have received a certificate of the Chief Executive Officer of the Company to such effect;

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(b)

the Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to so comply would not have a Company Material Adverse Effect;

(c)

the Stockholder will have provided evidence satisfactory to OXDG that it is an “Accredited Investor” as determined under the Securities Act of 1933 or that the Exchange is an exempt transaction under the Securities Act; and

(d)

OXDG will have received a valuation of the Company from a business valuator in form and substance and indicating a value of the Company satisfactory to OXDG.

SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)

each of the representations and warranties of OXDG contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except where the failure to be so true and correct would not have a OXDG Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a OXDG Material Adverse Effect, and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of OXDG to such effect;

(b)

OXDG shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to comply would not have a OXDG Material Adverse Effect;

ARTICLE VIII:  TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination. This Agreement may be terminated and the Exchange and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

(a)

by mutual written consent duly authorized by the Boards of Directors of each of OXDG and the Company;

(b)

there shall be any Order which is final and non-appealable preventing the consummation of the Exchange;

(c)

by OXDG upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) and Section 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, OXDG may not terminate this Agreement under this Section 8.01(d).

(d)

by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of OXDG set forth in this Agreement, or if any representation or warranty of OXDG shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) and Section 7.03(b) would not be satisfied ("Terminating OXDG Breach"); provided, however, that, if such Terminating Company Breach is curable by

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OXDG through the exercise of its best efforts and for so long as OXDG continues to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(d).

SECTION 8.02. Effect of Termination. Except as provided in Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of OXDG or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (b) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 8.05. Expenses. All Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Exchange or any other transaction is consummated. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the Exchange and the other transactions contemplated by this Agreement.

ARTICLE IX:  GENERAL PROVISIONS

SECTION 9.01. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall survive until the date that is One Hundred Eighty (180) days after the Effective Time, and the agreements set forth in Articles I and II and Sections 6.01 and 6.02 and this Article IX shall survive the Effective Time.  The agreements set forth in Sections 8.02 and 8.05 and this Article IX shall survive termination.

SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

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if to OXDG:

Occidental Development Group, Inc.

256 S. Robertson Blvd.

Beverly Hills CA 90211

if to the Company:

Ballpark Investments, LLC

205 Worth Ave, Suite 201

Palm Beach, FL 33480

SECTION 9.03.  Certain Definitions.  For purposes of this Agreement, the term

(a)

"affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

(b)

"control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

(c)

"knowledge" means, with respect to any matter in question, that the executive officers of the Company or OXDG, as the case may be, have actual knowledge of such matter;

(d)

"person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

(e)

"subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

SECTION 9.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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SECTION 9.06. Incorporation of Documents and Exhibits. All documents furnished by the Company pursuant to Section 3.10 and all documents furnished by OXDG pursuant to Section 4.11 and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 9.08. Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada and the province of British Columbia.

SECTION 9.09.  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.11. Entire Agreement. This Agreement (including the Exhibits) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

IN WITNESS WHEREOF, OXDG, the Stockholder and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ATTEST: OCCIDENTAL DEVELOPMENT GROUP, INC.

/S/     Michael F. Holloran

Michael F. Holloran, President

ATTEST:  BALLPARK INVESTMENTS, LLC

/S/     Steven Levenson

Steven Levenson, Manager

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EXHIBIT A

None.

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EXHIBIT B

None.

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EXHIBIT C

None.